                                                                 Exhibit 10.24








                            RESEARCH AND LICENSE AGREEMENT
                                       between
                                  BIOCHEM PHARMA, INC.
                                         and
                           SCRIPTGEN PHARMACEUTICALS, INC.
                                  December 12, 1997




CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS EXHIBIT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY
[***]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED
WITH THE SECURITIES AND EXCHANGE COMMISSION.

                            RESEARCH AND LICENSE AGREEMENT


     This RESEARCH AND LICENSE AGREEMENT (the "Agreement") is made this 12th day of December 1997 (the "Effective Date"), by and between Scriptgen Pharmaceuticals, Inc. (SP), a company organized and existing under the laws of the State of Delaware, and having its principal place of business at 200 Boston Avenue, Medford, Massachusetts, and BioChem Pharma, Inc. (BIOCHEM), a company organized and existing under the laws of Canada, and having its principal place of business at 275 Armand-Frappier Blvd., Laval, Quebec. For the purpose of this agreement SP and BIOCHEM shall also include the Affiliates of each.

                                   R E C I T A L S

     WHEREAS, SP has made substantial investment in high-throughput screening technology for (i) the Hepatitis B Research Program ("HBV") [***] and (ii) the Dimerescent Receptor Research Program;

     WHEREAS, BIOCHEM possesses drug development, manufacturing and commercialization expertise related to development and marketing of pharmaceuticals;

     WHEREAS, SP desires to provide certain drug candidates to BIOCHEM for the purpose of further development and eventual commercial exploitation of Products embodying the Technology;

     WHEREAS, BIOCHEM desires to acquire the drug candidates and develop Compounds provided by SP for commercial exploitation; and

     WHEREAS, both BIOCHEM and SP desire to enter into a license agreement which balances the relative contributions of each to the discovery, development and commercialization of the Products and rewards each according to their relative contributions;

     NOW, THEREFORE, in consideration of the financial terms set forth herein, as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby covenant, and agree as follows:


                                      ARTICLE I
                                     DEFINITIONS

     As used in this Agreement, the following terms, whether used in the singular or plural, shall have the respective meanings set forth below:

     1.1 "AFFILIATE" shall mean any Person which, directly or indirectly, owns, is owned by, or is under common ownership with a party to this Agreement or any Person actually controlled by, controlling, or under control of a party to this Agreement. For the purposes of this definition, "ownership" or "control" shall mean a Person owns or controls the lesser of (i) fifty percent (50%) and (ii) the maximum ownership interest permitted by law, of the equity conferring votes or rights, and/or otherwise has the ability to direct the business affairs of another Person.

     1.2 "ANNUAL RESEARCH PLAN" shall mean the written plans describing the research in the Field to be carried out during each year, of the Hepatitis B Research Program and the Dimerescent Receptor Research Program pursuant to this Agreement. Each Annual Research Plan will be set forth in a written document and contain the mutually agreed criteria for determining a Drug Candidate.

     1.3 "CALENDAR QUARTER" shall mean the respective periods of three (3) consecutive calendar months ending on March 31, June 30, September 30 and December 31.

     1.4 "CALENDAR YEAR" shall mean each successive period of twelve (12) months commencing on January 1 and ending on December 31.

     1.5 "CLINICAL DEVELOPMENT PROGRAM" shall mean the drug development program activities of BIOCHEM for the Drug Candidates to be described in SCHEDULE 1.5 as amended from time to time including yearly updates.

     1.6 "COMMERCIAL SALE" shall mean the transfer of title to a Product to an independent third party in a country after the Product has received all necessary approval for sale in such country by the appropriate Regulatory Agency.

     1.7 "CONFIDENTIAL INFORMATION" shall mean any proprietary and secret ideas, technical information, trade secrets, know-how, commercial information, techniques, data or other information, whether in written or verbal form, or any other information marked as "Confidential," which relate to the Compound, the Product, the manufacturing of the Product or Compound, or the Patent Rights, and which are in the possession of or owned by either Party. The term "Confidential

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Information" does not include information which is or was:  (i) in the public domain or becomes public domain other than through a breach of this Agreement on the part of the receiving Party; or (ii) received by the receiving Party from a third party that is not under a confidential obligation to the disclosing Party; or (iii) known to the receiving Party, as shown by its written records, prior to execution of this Agreement; or (iv) developed by the receiving Party without access to the Confidential Information; or (v) generally made available to the public by the disclosing Party without restrictions or disclosure

     1.8 "COMPOUNDS" shall mean any compounds which SP has identified in the Hepatitis B Research Program and the Dimerescent Receptor Research Program [***]


     1.9 "DIMERESCENT COMPOUNDS" shall mean compounds for the following receptors: [***] and any other [***] subsequently identified.

     1.10 "DIMERESCENT RECEPTOR RESEARCH PROGRAM" shall mean the research program including acceptance criteria for a Drug Candidate described in attached SCHEDULE 1.10 which shall be prepared and delivered within [***] of the Effective Date and amended from time to time.

     1.11 "DOLLARS" and the symbol "$" shall mean lawful money of the United States of America.

     1.12 "DRUG CANDIDATE" shall mean any and all Compounds, discovered by SP in the course of conducting the Hepatitis B Research Program or the Dimerescent Receptor Research Program including all formulations, mixtures or compositions thereof discovered by SP in the Hepatitis B Research Program or the Dimerescent Receptor Research Program that meets the criteria specified for acceptance in SCHEDULES 1.10 AND 1.19.

     1.13 "EFFECTIVE DATE" shall be the date set forth in the first paragraph of this Agreement.

     1.14 "FDA" shall mean the United States Food and Drug Administration or any replacement or successor entity thereto.

     1.15 "FIELD" shall mean any application in human health care.

     1.16 "FIRST COMMERCIAL SALE" shall mean the date of the first Commercial Sale in a given country.

     1.17 "GAAP" shall mean generally acceptable accounting principles for the United States.

     1.18 "GROSS PROFIT" shall mean Net Sales minus manufacturing cost all as determined in accordance with GAAP.

     1.19 "HEPATITIS B RESEARCH PROGRAM" shall mean the research program including the acceptance criteria for an antiviral Drug Candidate described in attached SCHEDULE 1.19 which shall be prepared and delivered within [***] of the Effective Date and may be amended from time to time.

     1.20 "IND" shall mean Investigational New Drug application as that term is used in the FDA.

     1.21 "NDA" shall mean New Drug Application as that term is used in the FDA.

     1.22 "NET SALES" shall mean the amount of money (other than Sub-License Receipts) received by BIOCHEM for BIOCHEM's Commercial Sale of a Product after deducting:

          (i) the normal or customary trade and/or quantity discounts and allowances to customers;

          (ii) refunds, rebates and allowances for returned, damaged goods or outdated Product;

         (iii) excise and sales taxes, customs duties, tariffs and other governmental charges;

          (iv) costs of transportation (including without limitation packing and insurance) paid;

          (v) retroactive price reductions applicable to sale of Product that are actually allowed or granted;

          (vi) royalties paid on a Drug Candidate to a third party.

     Notwithstanding the foregoing, if a Product is sold in conjunction with or includes Royalty Bearing Components, Net Sales for purposes of determining royalties payable under this Agreement shall be calculated as the product obtained by using whichever of the following formulas is applicable:

          (a) if both the Product and the Royalty Bearing Components included in the combination product or service are also sold separately (by BIOCHEM or others), multiplying Net Sales of the combination product or service by the fraction A/(A+B), where "A" is the price during the royalty paying period in question of the Product if sold separately and "B" is the price of the Royalty Bearing Components in the combination product or service if sold separately.

          (b) if Section 1.22(a) does not apply multiplying Net Sales of such combination product or service by the fraction C/(C+D) in which "C" is the per unit cost of the Product portion of such combination product or service and "D" is the per unit cost of the Royalty Bearing Components in the combination product or service, such costs being arrived at using the standard cost accounting procedures of BIOCHEM which will be in accordance with GAAP.


     1.23 "OTHER COMPENSATION" shall mean any and all compensation other than Net Sales (no matter how classified) received by BIOCHEM from a third-party sub-licensee of Compounds or Products.

     1.24 "PARTY" shall mean SP or BIOCHEM and when used in the plural, shall mean SP and BIOCHEM.

     1.25 "PERSON" shall mean and include any individual, corporation, partnership, joint venture, trust, unincorporated organization, university, college or government or any agency or political subdivision thereof.

     1.26 "PRODUCT" shall mean any therapeutic agent which is comprised, at least in part, of a Drug Candidate.

     1.27 "PROFIT" shall mean Net Sales minus ( manufacturing cost plus distribution and sales cost plus marketing cost plus any reasonable expenses incurred under SECTION 12.12) all as determined in accordance with GAAP.

     1.28 "R & D RECEIPTS" shall mean all value received, regardless of how characterized, by a Party from a third party for the performance of research and development on a Drug Candidate.


     1.29 "R & D PROFIT" shall mean R & D Receipts minus (cost of supplies, equipment, and salary directly attributable to the research and development covered by the R & D Receipts).

     1.30 "REGULATORY AGENCY" shall mean the FDA and any corresponding agencies in other countries where Product is to be sold or used.

     1.31 "RESEARCH INVENTIONS" shall have the meaning as set forth in SECTION 8.4.

     1.32 "RESEARCH PROGRAMS" shall mean both the Hepatitis B Research Program and the Dimerescent Receptor Research Program.

     1.33 "ROYALTY BEARING COMPONENTS" shall mean all components, devices or products which are sold in conjunction with or are included as part of a Product and for which either (i) BIOCHEM must license and pay a royalty to an unrelated third party or (ii) BIOCHEM owns a patent covering the component, device or product in the appropriate territory where such component, product or device is sold.

     1.34 "SP PATENT RIGHTS" shall mean any and all patents and patent applications licensed to or owned by SP during the term of this Agreement which relate to the Compounds, Product or know-how of the Compounds and Product and which are listed on SCHEDULE 1.34 as amended from time to time, and any and all patents and patent applications which claim priority from any such patent or application including without limitation all divisional, reissue, re-examination, continuation, and continuations-in-part, extension and renewal application and patent thereof and any and all other counterpart application in any countries and patent and inventor certificates, utility model and the like issuing therefrom; provided, however, SP Patent Rights shall not include any rights to SP's proprietary Any Target Ligand Affinity Screen ("ATLAS") and the proprietary Screen for Compounds with Affinity for Nucleic Acid ("SCAN") technology.

     1.35 "SP TECHNOLOGY" shall include the SP Patent Rights, know-how, Confidential Information, and any other technology, data, compounds, processes, formulae, materials, devices, systems, notes, records, preparations, usage information, procedures, regulatory information, manufacturing information and other information all of which are related to the Compound, the Product or to the Patent Rights; provided, however, SP Technology shall not include any rights to SP's ATLAS and SCAN technology.

     1.36 "SUB-LICENSE RECEIPTS" shall mean all value received by BIOCHEM, including license or distribution fees, milestones fees or Other Compensation regardless of how characterized. Any non-monetary consideration shall be afforded at fair market value as of the date of receipt of such consideration as calculated by the Parties acting reasonably and in good faith.

     1.37 "TERRITORY" shall mean all of the countries in the world, including their respective territories and possessions.

     1.38 "TRANSFER DATE" shall mean the date on which SP sends notice to BIOCHEM that it has transferred a Drug Candidate for clinical development. If BIOCHEM disputes SP's claim of the Transfer Date, all such disagreement shall be settled according to Section 13.1.

     1.39 "VALID PATENT CLAIM" shall mean a claim of an issued and unexpired patent included within the SP Patent Rights or pending patent applications claiming an invention, which has not been revoked or held unenforceable or invalid by a decision of a court or other governmental agency of competent jurisdiction, unappealable or unappealed within the time allowed for appeal, and which has not been disclaimed, denied or admitted to be invalid or unenforceable through reissue, disclaimer or otherwise.


                                      ARTICLE II
                                       LICENSE

     2.1 LICENSE TO COMPOUNDS AND PRODUCTS. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, SP hereby grants to BIOCHEM an exclusive, non-royalty bearing license in the Territory under SP Technology (to the extent such SP Technology covers composition of matter, methods of use, manufacturing and formulation of Compounds or Product thereof) to seek governmental approvals, discover, develop, make, use, offer to sell, sell, import and export and have developed, made, used, offered for sale, sold, imported and exported any of the Compounds and Products. Such license rights will remain in effect until (i) the expiration of the last applicable patent in such country where there is a Valid Patent Claim covering a Product in such county; or (ii) the tenth (10th) anniversary after the First Commercial Sale of the Product in such country.

     2.2 LIMITED RIGHTS. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, and to the limited extent necessary for BIOCHEM to seek governmental approvals, develop, have made, make, use, offer to sell, sell, import and export and have developed, made, used, offered for sale, sold, imported and exported Compounds and Products, SP agrees not to sue BIOCHEM for infringement under any of SP's patents; provided, however, nothing in this SECTION 2.2 shall be interpreted to allow BIOCHEM to screen for Compounds or Products using ATLAS and SCAN.


                                     ARTICLE III
                                    CONSIDERATION

     3.1 EQUITY. BIOCHEM shall purchase such number of shares of Series D Convertible Preferred Stock of SP which are convertible into [***] of SP's outstanding shares of common stock on a fully diluted basis immediately following the purchase for a payment of U.S. $20,000,000 (TWENTY MILLION DOLLARS) as per that certain Stock Purchase Agreement of even Date hereof which is attached as SCHEDULE 3.1.

     3.2 CONTINUING PAYMENTS. BIOCHEM and SP shall share Profit with [***] going to BIOCHEM and [***] going to SP; provided, however, after the second anniversary of the First Commercial Sale on a country-by-country basis, the share of Profit payable to SP shall never be less than [***] of Gross Profit.

     3.3  SUB-LICENSING.  All Sub-License Receipts shall be split as follows:

          (a) if at the time of sub-license BIOCHEM has completed, at its expense, clinical development of the Product covered by the sub-license through completion of the Phase III clinical trials to be used for the NDA for such Product, the split shall be [***] to BIOCHEM and [***] to SP without any deductions.

          (b) If a Product is sub-licensed to a third party before the completion of the Phase III trials related to such Product, the split shall be [***] to BIOCHEM and [***] to SP; provided, however, that the royalty portion of said Sub-License

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               Receipts payable to SP shall not exceed [***] [***] of the Net
               Sales of the Product. Prior to BIOCHEM making any royalty or milestone payments to SP under this SECTION 3.3(B), BIOCHEM shall first be entitled to reimbursement in full for the clinical development costs it has expended.

          (c) Notwithstanding Section 3.3(b), if BIOCHEM sub-licenses its rights under this Agreement to a related party or Affiliate of BIOCHEM, any payments to BIOCHEM and any profit of such related party or Affiliate shall be split [***] to BIOCHEM [***] to SP.

     3.4 REDUCTION IN PROFIT SHARE. If the last of the SP Patent Rights expire before the [***] anniversary of the First Commercial Sale of the Product, SP's share of the Profit and Sub-Licensee Receipts after such expiration shall be reduced by [***].

     3.5 OPTION FEE. If BIOCHEM exercises its option under Section 5.2 it shall pay SP:

          [***]

          [***]

Provided, however, the option fees under this section shall increase as specified in Paragraph 5.2(ii).

     3.6 R & D PROFITS. R & D Profits on a Drug Candidate which has not been returned to SP by BIOCHEM shall be split in the same proportion as any Profits or Sub-Licensee Receipts would be split on such Drug Candidate. If BIOCHEM returns a Drug Candidate to SP, BIOCHEM shall not be entitled to any of the R & D Profits which accumulate after the date of such return.

                                      ARTICLE IV
                                    SUB-LICENSING

     4.1  TERMS.   If BIOCHEM sub-licenses its rights under this Agreement to a third party it shall provide SP written notification of such sub-license and provide SP a copy of such sub-license agreement within [***] of execution of such agreement by BIOCHEM.


                                      ARTICLE V
                        CLINICAL DEVELOPMENT AND MANUFACTURING

     5.1 CLINICAL DEVELOPMENT. BIOCHEM shall use its best efforts based on reasonable commercial judgment to carry out the Clinical Development Program. Illustrative of this, after acceptance of a Drug Candidate, BIOCHEM will have [***] from the Transfer Date to file the IND or equivalent document in an FDA recognized country. During this period, BIOCHEM will diligently and in a timely manner undertake the [***] of the Drug Candidate and conduct the [***] and other activities necessary for IND or equivalent filing. If the IND or equivalent document is not filed within such [***] period, BIOCHEM shall have the [***] in which to file the IND or equivalent document [***]; provided, however, if such delay beyond [***] is due to technical difficulties (mutually recognized by the Parties) the [***] period shall be extended for a reasonable period to allow the Parties to meet and discuss solutions addressing such technical difficulties. Further, BIOCHEM shall provide a [***] with appropriate [***] within [***] of the Transfer Date. BIOCHEM shall be responsible for all costs of the Clinical Development Program.

     5.2 DIMERESCENT COMPOUNDS OPTION. BIOCHEM shall have [***] to exercise the options to Dimerescent Compound under the following schedule.

   (i) Upon SP's demonstration of [***] it shall provide written notification to BIOCHEM of such demonstration and provide a written description of the data to support such demonstration (the "Notification Date"). BIOCHEM shall have [***] after the Notification Date to identify [***] in addition to [***] (the "Identification Date"). Further, on the Identification Date, BIOCHEM must exercise its option for at least one of the [***] or the [***] identified [***] (collectively these [***] shall be the [***]) and pay the option fee(s) of Section 3.5. if BIOCHEM fails to exercise its option to at least one such [***] then [***]. If BIOCHEM exercises its option to [***], it shall [***].

   (ii) If BIOCHEM exercises its option to at least one [***] then SP shall begin a development program to identify Drug Candidates for all [***] for which BIOCHEM paid the option fee. When a Drug Candidate is identified, SP shall provide written notification to BIOCHEM of the identify of each Drug Candidate. BIOCHEM shall then have [***] to identify [***] additional [***]. At the end of such [***] period BIOCHEM shall pay the option fees of Section 3.5 for such identified [***]. Failure to pay such option fee for at least [***] shall result in [***]. If BIOCHEM pays the option fee for [***], then it shall have [***] to identify and exercise additional [***] for SP to develop Dimerescent Compounds (the "[***] Option"). As long as BIOCHEM exercises its option and pays an option fee every [***] this option shall continue during the term of this Agreement. The option fee for any [***] subject to the [***] Option shall [***].

     5.3 RETURN OF DRUG CANDIDATE. If a Drug Candidate, which has been accepted by BIOCHEM is voluntarily returned to SP by BIOCHEM prior to any default by BIOCHEM, SP shall be free to further develop such returned Drug Candidate; provided, however, if SP further develops such returned Drug Candidate, then SP shall pay to BIOCHEM a royalty according to the following schedule:

          [***]


                                      ARTICLE VI
                                ACCOUNTING AND RECORDS

     6.1 ACCOUNTING. At the close of each calendar quarter, the Net Sales, Profit, Gross Profit, R & D Receipts, R &D Profit and Sub-License Receipts shall be computed by BIOCHEM, and the share of Profits, R & D Profits and Sub-License Receipts or payments earned thereon shall be paid to SP within [***] after the close of said quarter.


     6.2 REPORTS. With each payment, BIOCHEM shall furnish to SP a written accounting report for the closed quarter stating the Net Sales, Profit, Gross Profit and Sub-License Receipts, the payments due and the payments made.
With each such report delivered, BIOCHEM shall pay to SP all amounts, if any, due under this Agreement. If no payments are due, BIOCHEM shall so report.

     6.3 PAYMENTS. All payments required in this Agreement shall be paid to SP in United States dollars at the address specified in SECTION 11.1 of this Agreement or to such other place as SP may reasonably designate consistent with applicable laws and regulations.

     6.4 RECORDS. For a period of [***] from the date covered by any report provided under SECTION 6.2, BIOCHEM agrees to maintain written records with respect to its operations for such period pursuant to this Agreement in sufficient detail to enable SP or its designated accountants to compute the amount of Gross Profit, Profit, R & D Profit, Sub-License Receipts and other payments payable to SP, and further agrees to permit said records to be audited from time to time, on reasonable notice during normal business hours to the extent necessary to verify the amount of royalties or payments due hereunder. Any such audit shall be conducted by an independent auditor selected by SP and approved by BIOCHEM. Any such auditor shall execute a confidentiality agreement satisfactory to BIOCHEM. Any report by such auditor shall only state that the amounts of royalties or payments were accurate or state the specific amount overpaid or underpaid. A copy of such report shall be provided to both BIOCHEM and SP. SP shall pay the costs of said examination unless an underpayment of greater than [***] in royalties due is present, in which case BIOCHEM shall reimburse SP for the reasonable expenses of the examination.

     6.5 PROFIT CALCULATIONS. Profit, Gross Profit, Net Sales, R & D Profit or Sub-License Receipts subject to payments in any country outside the United States shall be calculated on Profits, Gross Profits, R & D Profits or Sub License Receipts fees paid in such country as expressed in United States dollars in accordance with BIOCHEM's standard accounting procedure used for BIOCHEM's reporting of income to its stockholders and for other external reporting, which procedure shall comply with GAAP.

     6.6 FOREIGN CURRENCY. BIOCHEM and its Sub-Licensees shall use their best efforts to convert the Profit, Gross Profits, R & D Profits or Sub-License Receipts due SP on sales in any country to United States dollars; provided, however, that if conversion to and transfer of United States dollars cannot be made in any country for any reason, at the election of SP, all such payments (i) may be made in the currency of the country in which such sales are made and deposited in SP's name in a bank designated by SP in any such country; or (ii) the obligation of BIOCHEM or its Sub-Licensees to make such payment shall be suspended until such conversion and transfer of all funds by BIOCHEM or its Sub-Licensees becomes possible.

     6.7 INCOME TAXES. All income taxes assessed or imposed against or required to be withheld from payments due SP shall be deducted from amounts payable hereunder and shall be paid to appropriate fiscal or tax authorities on behalf of SP. Tax receipts received by BIOCHEM evidencing payment of such taxes shall be forwarded to SP.

     6.8 LATE PAYMENT. Any payments due hereunder which are not paid when due shall bear an interest at a rate of lesser of the prime as specified by [***] and the maximum rate allowed under the law from the due date until paid in full. Payment of such interest shall be in addition to any other rights and remedies to which SP may be entitled for failure of BIOCHEM to make timely payments.

                                     ARTICLE VII
                                 TERM AND TERMINATION

     7.1 TERM OF THIS AGREEMENT. Unless sooner terminated as otherwise provided herein, this Agreement shall terminate on the later of (i) the expiration of the last of any issued patents in the Patent Rights to expire and (ii) the tenth (10th) anniversary after the First Commercial Sale of the Product for a specific country;

and BIOCHEM shall have a fully paid-up license to make, have made, use, rent, sell, lease, market, and otherwise commercially exploit the Compounds and Product in such country.

     7.2 TERMINATION BY SP. SP may terminate this Agreement if BIOCHEM fails to perform any of its material obligations under this Agreement and fails to remedy said breach within [***] after being given written notice of the specific failure or default and termination by SP.

     7.3 TERMINATION BY BIOCHEM. BIOCHEM may terminate this Agreement if SP fails to perform any of its material obligations under this Agreement and fails to remedy said breach within [***] after being given written notice of the specific failure or default and termination by BIOCHEM.

     7.4 RIGHTS AFTER TERMINATION DUE TO BREACH BY SP. In the event this Agreement is terminated under SECTION 7.3, then BIOCHEM shall have a fully paid-up license under SP Technology (to the extent such SP Technology covers composition of matter, methods of use, manufacturing and formulation of Compounds or Product thereof) to make, use and sell the Compounds and Products.

     7.5 RIGHTS AFTER TERMINATION DUE TO BREACH BY BIOCHEM. In the event that this Agreement is terminated under SECTION 7.2, then BIOCHEM shall sign and turn over to SP and SP shall solely own all developments, Compounds, Products, information, preclinical and clinical trial results and data, government filings and other items created by BIOCHEM during the carrying out of the Clinical Development Plan.

     7.6 RIGHTS AFTER TERMINATION. In the event this Agreement is terminated under SECTIONS 7.2 or 7.3:

          (a) BIOCHEM shall have [***] to complete the manufacture and [***] to complete sale or license of any Products in stock or in the course of manufacture at the time of termination, all subject, however, to payments of Profits, Gross Profits, R & D Profits or Sub-License Receipts and accounting as provided herein, even if such Profits, Gross Profits, R & D Profits or Sub-License Receipts obligations arise from transactions subsequent to the effective date of termination;

          (b) BIOCHEM's obligation to make payments and its obligation to keep records and to allow a final audit will survive any termination; and

          (c) Except as expressly provided herein, no Party hereunder shall be discharged or relieved from any liability or obligation existing prior to such termination.

     7.7 MUTUAL TERMINATION. The Parties can mutually agree to terminate this Agreement at any time.


                                     ARTICLE VIII
                     PROPRIETARY RIGHTS AND TECHNOLOGY ASSISTANCE

     8.1 RIGHT TO SUE. Each Party shall promptly inform the other of any suspected infringement of any SP Patent Rights or misuse, misappropriation, theft or breach of confidence of other proprietary rights in the SP Technology, Compounds or Products by a third party. With respect to such activities as are suspected and if such activities are a violation of BIOCHEM's rights, BIOCHEM may, but shall not have the obligation, to bring suit against a third party for infringement, misuse, misappropriation, theft or breach of confidence of the proprietary rights against such third party. If BIOCHEM does not bring suit within [***] of notice under this section, then SP shall have the right to bring suit. If SP brings suit all recovery shall belong to SP. BIOCHEM, if required by law, shall join SP as a party to the suit at BIOCHEM's expense. In the event that BIOCHEM prosecutes any such lawsuit, then BIOCHEM shall be entitled to deduct its costs and expenses from any damages it is awarded. Any remaining damage awarded shall be treated as Profit and subject to payment under SECTION 3.2. Before any action is taken that will affect the validity of any rights or before such lawsuit is settled or compromised, the Parties shall consult and cooperate with one another to insure that the rights granted by this Agreement are not materially affected by any such acts, settlement or compromise. SP shall have final approval of all settlements, such approval shall not be unreasonably withheld.

     8.2 DILIGENT PROSECUTION OF EXISTING APPLICATIONS. SP shall diligently file, prosecute and maintain all existing and future patents and patent applications within the Patent Rights including all pending and new patent applications and respond to oppositions filed by third parties against the grant of letters patent for such applications; provided however, BIOCHEM shall reimburse SP for [***] of any expenses including filing, prosecution and maintenance or restoration under SECTION 8.10 of patents under the SP Patent Rights after the Effective Date.

     8.3 FURNISHING OF TECHNOLOGY. SP shall provide BIOCHEM with all the information and documents in its possession, and which are reasonably necessary to develop and commercially exploit the Compounds and Products and all information in its possession which is required by the Regulatory Agency. If any new information related to the Compounds and Products is developed by, or comes into the possession SP and SP is not prevented from disclosing such information by an agreement with a third party, then SP shall provide such information in a timely manner.

     8.4 IMPROVEMENTS. If any new uses for or derivatives of any Compounds or Products developed by SP under the Research Programs hereunder are developed or discovered by SP or BIOCHEM during the term of this Agreement (the "Research Inventions"), ownership of such uses or derivative Compounds shall be governed by United States Patent laws and such new uses or derivative Compounds and any patent derived therefrom shall be included within the scope of this Agreement.

     8.5 LICENSE OF RESEARCH INVENTIONS. Each Party shall promptly disclose to the other Party the making, conception or reduction to practice of Research Inventions. When a Research Invention has been made which may reasonably be considered to be patentable, a patent application shall be filed as soon as reasonably possible in accordance with SECTION 8.2. Such Research Inventions shall be deemed to be SP Patent Rights in accordance with SECTION 1.34 herein. With respect to Research Inventions which are not patentable, such research information shall be deemed to be SP Technology, and shall be licensed in accordance with the terms and conditions contained in ARTICLE III herein.

     8.6 RESEARCH TERM. Except as otherwise provided herein, the term of the Research Programs shall commence on the Effective Date and continue for a period of [***]. The Research Program can be extended by the mutual agreement of the Parties.

     8.7 PROVIDE COPIES. SP shall provide to BIOCHEM copies of all patent applications pertaining to the Research Programs prior to filing for the purpose of obtaining substantive comment of BIOCHEM patent counsel and consult with BIOCHEM regarding countries in which such patent applications should be filed and shall file patent applications in those countries where BIOCHEM requests that SP file.

     8.8 PROSECUTION. SP shall provide to BIOCHEM copies of all documents relating to prosecution of all patent applications in a timely manner for the purpose of obtaining substantive comment of BIOCHEM patent counsel.

     8.9 ABANDONMENT. SP shall notify BIOCHEM in a timely manner of any decision to abandon a pending patent application or to stop maintaining an issued patent at which point, BIOCHEM shall have the option, at its expense, of continuing to prosecute any pending patent application or of keeping the issued patent in force.

     8.10 PATENT TERM RESTORATION. The Parties hereto shall cooperate with each other in obtaining patent term restoration or supplemental protection certificates or their equivalents in any country in the Territory where applicable to Patent Rights. In the event that elections with respect to obtaining such patent term restoration are to be made, each of BIOCHEM and SP shall have the right to make the election and non-selecting Party agrees to abide by such election.


                                      ARTICLE IX
                                   RESEARCH PROGRAM

     9.1 RESEARCH OBLIGATIONS. SP shall use its best efforts based on its reasonable business judgment to diligently conduct the Research Programs. If SP elects not to pursue research under the Hepatitis B Research Program and/or the Dimerescent Receptor Research Program, SP shall have no continuing right to pursue any research and development work on any Compounds or Products for any purpose either in the Field or outside the Field under any such Research Program(s) so discontinued; provided, however, it shall not be considered an abandonment of any Research Program if SP terminates research on a target after the Transfer Date or by mutual agreement of the Parties.

     9.2 TERMINATION RIGHTS. Upon termination of any of the Research Programs in accordance with this ARTICLE IX, SP shall immediately transfer to BIOCHEM and/or its Affiliates, all documents, records and SP Technology in its possession which directly relate to Compounds or Products, the development of which is so abandoned by SP and BIOCHEM shall have the right to continue to develop and commercialize such Compounds or Products for HBV or Dimerescent Receptor Research Program for which an option was exercised, whichever is abandoned by SP. In such occurrence, BIOCHEM shall be responsible, at its cost and expense, for the filing, prosecution and maintenance of all patent rights associated with such abandonment.

     9.3 LICENSE. SP hereby grants to BIOCHEM a limited, irrevocable, exclusive, non-royalty bearing license in the Territory under the SP Technology (to the extent such SP Technology covers composition of matter, methods of use, manufacturing and formulation of Compounds or Product thereof) to the abandoned Compounds or Products to seek governmental approvals, discover, develop, make, use offer to sell, sell, import and export and have developed, made, used, offered for sale, sold, imported and exported any of the abandoned Compounds or Products arising from the Research Program(s).

     9.4 WITHOUT PREJUDICE. Any termination of the Research Program(s) shall be without prejudice to the rights of either Party against the other then accruing or otherwise accrued under this Agreement.

     9.5 NO SHARE. SP will not receive any share of the Profit, Gross Profit or Sub-License Receipts from the Commercial Sale of abandoned Compounds or Product.


                                      ARTICLE X
                                    FORCE MAJEURE

     10.1 FORCE MAJEURE. Except as otherwise provided in this Agreement (except the obligation to make payments when properly due), any delay or failure to perform under this Agreement arising from causes beyond the reasonable control of the Party concerned shall not be deemed to be a default and shall not put an end to this Agreement, so that the same shall continue in suspense or part performance until such cause shall have ceased. For the above purpose the following causes shall be deemed to be beyond the reasonable control of the Parties, unless conclusive evidence to the contrary is provided by the Party alleging control, namely: strikes, lockouts, civil commotion, riot, invasion, war, sabotage, embargo, fire, explosion, storm, flood, earthquake; or voluntary or mandatory compliance with any direction, request or order of any Person having or appearing to have governmental authority, or purpose of national defense or national heath emergency. The Party affected by an event reasonably beyond its control shall notify the other Party within [***] and specify the event. Such Party shall take its best efforts based on its reasonable business judgement to eliminate the cause of such event. If a condition constituting force majeure as defined herein exists for more than [***] the Parties shall meet to negotiate a mutually satisfactory solution to the problem, if practicable.

                                   ARTICLE XI
                                    NOTICES

     11.1 NOTICES. All notices, requests, demands and other communications under this Agreement or in connection therewith to be effective shall be in writing in English and unless otherwise expressly provided herein shall be deemed to have been duly given or made (i) on the date delivered in person; (ii) on the date transmitted by facsimile if confirmation is sent by Federal Express within one (1) day; (iii) on the date received if sent by Federal Express or other nationally recognized overnight carrier service with service charges prepaid; in each case (except for personal delivery) such notices, requests, demands or other communications shall be sent to a Party at its address or facsimile number as follows, or as otherwise designated by the Party by notice in accordance herewith:

     (i)  If to SP, to:

          Scriptgen Pharmaceuticals, Inc.
          200 Boston Avenue
          Medford, MA
          Attention:  President
          Facsimile No.: (617) 393-8354

          with copies to:

          Fulbright & Jaworski
          1301 McKenney Street, Suite 5100
          Houston, TX  77010-3095
          Attention:  Thomas D Paul
          Facsimile No.: (713) 651-5325

     (ii) If to BIOCHEM, to:

          BioChem Pharma Inc.
          Armand-Frappier Boulevard
          Laval, Quebec, Canada
          Attention:  President
          Facsimile No.: (514) 978-7755
          with copies to:

          BioChem Pharma Inc.
          Armand-Frappier Boulevard
          Laval, Quebec, Canada
          Attention:  Jocelyne Surprenant
          Senior Legal Counsel, Legal Affairs
          Facsimile No.: (514) 978-7994


                                     ARTICLE XII
                       WARRANTIES, REPRESENTATION AND INDEMNITY

     12.1 RIGHT TO GRANT. SP represents and warrants that it has the legal right to grant the license set forth in this Agreement.

     12.2 AUTHORIZATION. Each Party represents and warrants to the other Party that it is duly organized and has the authority to operate where it does business and its execution, delivery, and performance of this Agreement and the consideration set forth in this Agreement have been duly authorized by all necessary corporate action and that this Agreement is not in conflict with any other agreements to which it is party.

     12.3 PATENT WARRANTY. To the best knowledge of the officers of SP (i) none of the Drug Candidates for HBV infringe patents of third parties on the Transfer Date unless written notice is otherwise provided to BIOCHEM by SP prior to the Transfer Date and (ii) none of the Dimerescent Compounds infringe patents of third parties on the date of execution of the option unless written notice is otherwise provided to BIOCHEM prior to execution of the options.

     12.4 COMPLIANCE WITH APPROPRIATE LAW. Each Party warrants that it shall comply with any applicable national or local laws and regulations related to the subject matter of this Agreement and that a Party shall indemnify and hold harmless the other Party from actions related to a Party's violation of such laws and regulations to the extent permitted by law.

     12.5 RESPONSIBILITY FOR COMPLIANCE. Each Party shall be responsible for compliance with laws applicable to any sale, manufacture or other use involving the Technology or Product.

     12.6 WARRANTY DISCLAIMER.

     EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY WARRANTY WITH RESPECT TO ANY TECHNOLOGY, GOODS SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS WARRANTIES OR MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

     12.7 LIMITED LIABILITY.

     NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER BIOCHEM NOR SP WILL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR (i) ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL OR PUNITIVE DAMAGES OR LOST PROFITS OR (ii) COST OF PROCUREMENT OF SUBSTITUTE GOODS, TECHNOLOGY OR SERVICES.

     12.8 WARRANTY INDEMNITY. Each Party agrees to indemnify and hold the other Party and its directors, officers, trustees, employees, agents and representatives, harmless from any liabilities, costs and expenses (including attorney's fees and expenses), obligations or causes of action arising out of or related to any breach of the representations and warranties made by such Party herein.

     12.9 GENERAL INDEMNITY. BIOCHEM agrees to protect, defend, indemnify and hold SP and its directors, officers, trustees, employees, agents and representatives harmless from and against, and to pay any and all losses, liabilities, claims, demands, causes of action, lawsuits, or other proceedings (whether in contract, tort, strict liability or otherwise), fines, assessments, damages or any other amounts of whatever nature which SP, its directors, officers, trustees, employees, agents and representatives may sustain or incur, including all attorney's fees and court costs, as a consequence of any third party's (including, but not limited to, BIOCHEM's officers, directors, employees, agents, consultants, representatives or servants) claims and demands arising from the use, testing, operation, marketing, sale or manufacture of the Compound or Products, or Products by BIOCHEM or its sub-licensees to the extent such liability is not due to SP'S actions or failure to take actions or to SP's performance of the Research Programs.

     12.10 INDEMNITY PROCEDURE. SP will promptly notify BIOCHEM in writing of notice of any claims or the commencement of any action, if a claim in respect thereof is to be made against BIOCHEM under SECTION 12.9. SP's failure to notify BIOCHEM will not relieve BIOCHEM from any liability to SP except to the extent such liability results from the delay. After receiving notice of said action, BIOCHEM provide the defense thereof by promptly notifying SP in writing. After SP has received notice of BIOCHEM's assumption the defense of said action, BIOCHEM will not be liable to SP under SECTION 12.9 for any legal or other expenses subsequently incurred by SP in connection with the defense thereof.

     12.11 SETTLEMENT. Neither SP nor BIOCHEM shall settle any action covered by SECTION 12.10 without first obtaining the consent of the other Party, which consent will not be unreasonably withheld.

     12.12  INFRINGEMENT EXPENSE.Unless SP is in breach of its warranty under
SECTION 12.3, BIOCHEM shall be responsible for any expenses or damages resulting from any patent infringement suit brought by a third party as a result of BIOCHEM's development, manufacture, use or sale of Compounds or Products. If BIOCHEM requests SP to provide reasonable assistance in any such infringement suit, SP shall take reasonable efforts to provide such assistance and BIOCHEM shall reimburse SP for any expenses incurred by SP in providing such assistance.

     12.13 SURVIVAL. BIOCHEM's indemnity obligations under this Agreement shall survive the termination of this Agreement, regardless of the reasons for which this Agreement is terminated.


                                     ARTICLE XIII
                                  DISPUTE RESOLUTION

     13.1 DISPUTE RESOLUTION. If a dispute arises out of or relates to this Agreement or its breach (the "Matter"), the Parties agree to resolve the Matter as follows:

          (a) A Party shall submit written notice of the Matter to the other Party and request negotiation;

          (b) The Parties shall attempt in good faith to resolve any Matter arising out of or relating to this Agreement promptly by negotiation between representatives which the Parties may appoint; and

          (c) If the Matter has not been resolved within [***] of a Party's request for negotiation, either Party may request that the Matter be submitted to a sole mediator selected by the Parties for a mandatory [***] mediation;

          (d) If the Matter has not been resolved by such mediation, either Party may submit the Matter for binding arbitration in accordance with the Commercial Rules of the American Arbitration Association ("AAA"). The panel shall be selected from the AAA's large complex case panel, provided, however, if this panel is of insufficient size to pick the arbitrator(s), then the regular commercial panel shall be used to pick any additional arbitrator(s). The award shall be made within [***] of selection of an arbitrator(s).

     The mediation and arbitration shall be held in New York, New York. The Parties, their representatives, the mediator and the arbitrator shall hold the existence, content and results of any negotiation, mediation or arbitration in confidence unless disclosure is required by law or regulation, and in such case the Parties shall take reasonable precautions to only disclose what is required by law or governmental regulation.

     Any award of the Arbitration shall be binding on the Parties and shall be enforceable in any court having jurisdiction over the Party from whom enforcement is requested.


                                     ARTICLE XIV
                                    MISCELLANEOUS

     14.1 SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall, for any reason, be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement and this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been contained herein.

     14.2 ENTIRE AGREEMENT. This Agreement and attached Schedules sets forth the entire agreement and understanding between the Parties as to the subject matter of the Agreement, and merges and supersedes all prior discussions, proposals, offers and agreements, if any, with respect to the subject matter of this Agreement. However, the Confidentiality obligations contained in the Non-Disclosure Agreement between the Parties dated November 13, 1997 shall survive the termination of this Agreement for all confidential information (as defined in the Non-Disclosure Agreement disclosed by either Party prior to the Effective Date of this Agreement). There are no covenants, promises, agreements, warranties, representations, conditions or understandings, either oral or written, between the Parties other than as are set forth herein and therein.

     14.3 LIMITATION OF AUTHORITY. Neither BIOCHEM nor SP shall have any authority arising out of this Agreement to create any implied or express liability or obligation in the name or on behalf of the other Party, and neither Party shall enter into any contract with any person or entity that purports to bind the other Party.

     14.4 CHOICE OF LAW. The validity and interpretation of this Agreement shall be governed by the substantive law of the State of New York. Any national law, United Nations treaty or convention, or law arising from any international treaty is hereby waived in favor of the application of New York law. The Parties hereby specifically exclude the application of The Convention for the International Sale of Goods.

     14.5 RECORDING. Each Party shall have the right, at any time, to record, register, or otherwise notify this Agreement in appropriate governmental or regulatory offices anywhere in the Territory, and SP or BIOCHEM, as the case may be, shall provide reasonable assistance to the other in effecting such recording, registering or notifying.

     14.6 NO WAIVER. The failure of any Party to enforce or demand performance of any term of this Agreement shall not be deemed a wavier of any said term or right. A waiver may only be executed in writing and signed by the Party granting such waiver.

     14.7 ASSIGNMENT. Except as otherwise specifically provided for herein, neither this Agreement nor any or all of the rights and obligations of a Party hereunder shall be assigned, delegated, sold, transferred, or otherwise disposed of, by operation of law or otherwise, to any third party other than an Affiliate of each Party, without the prior written consent of the other Party, any attempted assignment, delegation, sale, transfer, or other disposition, by operation of law or otherwise, of this Agreement or of any rights or obligations hereunder contrary to this SECTION 14.7 shall be void and without force or effect; provided, however, BIOCHEM or SP may, without such consent, assign the Agreement and its rights and obligations hereunder to an Affiliate or in connection with the transfer or sale of all or substantially all of its assets related to the division or the subject business, or in the event of its merger or consolidation or change in control or similar transaction. Nothing in this
SECTION 14.7 shall be construed to restrict (i) BIOCHEM's right to Sub-License; or (ii) BIOCHEM's right to engage third Persons or Affiliates. Each Party shall be responsible for the compliance by its Affiliates with the terms and conditions of this Agreement.

     14.8 AMALGAMATION. SP acknowledges that BioChem has advised it that it proposes to carry out a reorganization, including an amalgamation, pursuant to which, among other things, a corporation named BioChem Holdings Inc. (the "Successor") will own all of the assets and be liable for all liabilities of BioChem (the "Amalgamation"). SP hereby agrees that, upon consummation of the Amalgamation, the Successor shall have all the rights and obligations of BioChem as if Successor had executed this Agreement on the date hereof in lieu of BioChem and that neither BioChem nor Successor shall be required to send any notice of any kind regarding the Amalgamation nor seek the consent of SP to such Amalgamation.

     14.9 BINDING AGREEMENT. This Agreement is binding upon and shall inure to the benefit of each Party's Affiliates, legal representatives, administrators, successors, sub-licensees, and permitted assigns, of BIOCHEM or SP.

     14.10 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

     14.11 EXPORT CONTROLS. This Agreement is made subject to any restrictions concerning the export of Products or Compounds from the United States which may be imposed upon or related to either Party to this Agreement from time to time by the Government of the United States. BIOCHEM will not export, directly or indirectly, any Compounds or any Products utilizing such Compounds to any countries for which the United States Government or any agency thereof at the time of export requires an export license or other governmental approval, without first obtaining the written consent to do so from the Department of Commerce or other agency of the United States Government when required by the applicable statute or regulation.

     14.12 HEADINGS. The headings contained in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

     14.13 NO PUBLICITY. A Party may not use the name of the other Party in any publicity or advertising and, except as provided in this SECTION 14.12 may not issue a press release or otherwise publicize or disclose any information related to this Agreement or the terms or conditions hereof, without the prior written consent of the other Party. The Parties shall agree on a form of initial press release that may be used by either Party to describe this Agreement. Nothing in the foregoing, however, shall prohibit a Party from making such disclosures to the extent deemed necessary under applicable federal, state or provincial securities laws or any rule or regulation of any nationally recognized securities exchange; in such event, however, the disclosing Party shall use good faith efforts to consult with the other Party prior to such disclosure and, where applicable, shall request confidential treatment to the extent available.

     14.14 PUBLICATION. During the term of the Research Programs, each Party recognizes the mutual interest in obtaining valid patent protection and in protecting business interests and trade secret information. Consequently, either Party, its employees or consultants wishing to make a publication covering information arising from the Research Programs and in the Field shall deliver to the other Party a copy of the proposed written publication or an outline of an oral disclosure at least [***] prior to submission for publication or presentation (the "Review Period"). If either Party reasonably determines that the proposed disclosure would reveal an invention or Confidential Information, then such Party shall notify the other of such determination and its basis prior to the expiration of the Review Period.
With respect to disclosure of an invention, both Parties agree not to submit the written publication or presentation of the oral public disclosure, or otherwise disclose the results of the Research Programs in any manner that would compromise SP's ability to obtain valid Patent Rights covering such invention. Neither Party shall disclose results of the Research Programs until one of the following events occurs: (i) BIOCHEM and SP agrees that no patentable invention or protectable trade secret exists; (ii) BIOCHEM or SP files a patent application claiming the relevant invention; or (iii) BIOCHEM and SP jointly agree upon revisions that prevent disclosure of any invention.
 The foregoing notwithstanding, in the event that either of BIOCHEM or SP (hereinafter referred to as a "Notifying Party) notifies the other that a proposed publication of results of the Research Programs contains information which is of substantial commercial importance to the Notifying Party, the proposed publication shall be delayed by the publishing Party (including any other form of public disclosure of such information) for a period not to exceed [***] from the filing date of the first patent application covering the information contained in the proposed publication. In the event that the Notifying Party notifies the other of evidence that an independent third Person is preparing to publish, or otherwise publicly disclose, essentially the same information as that contained in the proposed publication which has been delayed, the Notifying Party will seriously consider a request by the publishing Party to allow such delayed publication to occur on an expedited bases, provided that absent written approval from the notifying Party no such expedited publication shall occur. Nothing in this SECTION 14.13 shall allow one Party to disclose the other Party's Confidential Information.

     14.15 MEETINGS. The Parties agree that they shall meet approximately [***] alternating between [***] or other mutually agreed location. [***] The first such meeting shall take place in [***]

     14.16 RESPONSIBILITY FOR EXPENSES. Each Party is responsible for its own expenses related to the execution of this Agreement.

     14.17 FURTHER ACTIONS. Each Party agrees to execute, acknowledge and deliver such further instruments and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

     14.18 AMENDMENTS. No amendment or modification to this Agreement is effective unless in writing and signed by the Parties.

     14.19 INFORMED REVIEW. Each Party acknowledges that it and its counsel have received and reviewed this Agreement and that normal rules of construction, to the effect that ambiguities are to be resolved against the drafting Party, shall not apply to this Agreement or to any amendments, modifications, exhibits or attachments to this Agreement.

     14.20 EFFECTIVENESS. Notwithstanding any terms in this Agreement, this Agreement shall not be effective until the Stock Purchase Agreement referenced in SECTION 3.1 is consummated.

     IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in multiple originals by their duly authorized officers and representatives on the respective dates shown below but effective as of the Effective Date.


SCRIPTGEN PHARMACEUTICALS, INC.         BIOCHEM PHARMA, INC.





By: /s/ Mark T. Weedon                  By: /s/ Daniel Hetu
   --------------------------------        -------------------------------
     Mark T. Weedon                          Daniel Hetu
     President and Chief Executive           Vice President of Corporate
     Officer                                 Development
Date:                                   Date:



                                        By: /s/ Francois Legault
                                           -------------------------------
                                             Francois Legault
                                             Executive Vice President

                                        Date:

                                 SCHEDULE 1.10

                             Dimerescent Compounds

                     Criteria for Drug Candidate Selection

    A compound chosen from a SP defined chemical series shall be considered an accepted Drug Candidate if SP provides to BIOCHEM:

    1. A complete description of the [***] including [***] which may include [***].

    2.  A description of the [***] for the [***] of [***] of [***].

    3.  A [***] of [***] by [***]. This [***] will [***].

    4.  [***] data on [***] and [***].

    5.  [***] data from the [***].

    6.  A [***].

    7.  [***] data on [***] and [***] in a [***].

    8.  Data showing [***] in [***] of [***] with the [***] to [***].

    9. Within [***] of the Effective Date, the parties will agree on the addition of further criteria with the degree of specificity as set out in
Section 1.19.

                                 SCHEDULE 1.19

                      Hepatitis B Virus Research Program

                     Criteria for Drug Candidate Selection


    A compound chosen from a SP defined chemical series shall be considered an accepted Drug Candidate if SP provides to BIOCHEM:

    1. A complete description of the [***] including [***] which may include [***].

    2. A description of the [***] for the [***] of [***] of [***]. The [***] should be [***] to [***].

    3.   A [***] of [***] by [***]. This [***] will [***].

    4.   [***] data on [***] and [***].

    5.   [***] data from the [***].

    6.   A [***].

    7. [***] data on [***] and [***] in a [***] indicating that the [***] would be [***] at an [***].

    8. Data showing [***] in [***] of the [***] and has shown [***] and [***] in [***] of [***].

    9. The parties will agree on the criteria for [***] within [***] of the Effective Date, it being understood that BIOCHEM will [***].